As Filed with the Securities and Exchange Commission on December 4, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   __________

                               COMCAST CORPORATION
             (Exact name of registrant as specified in its charter)


         Pennsylvania                          4841                  27-0000798
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                               Tel: (215) 665-1700

     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

              COMCAST CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN
                 COMCAST CORPORATION 2002 RESTRICTED STOCK PLAN
                    COMCAST CORPORATION 2002 STOCK OPTION PLAN
                   COMCAST CORPORATION 1987 STOCK OPTION PLAN
                            (Full title of the plan)

                              Arthur R. Block, Esq.
                     Senior Vice President, General Counsel
                               Comcast Corporation
                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

         Dennis S. Hersch                       Andrew J. Rudolph
         Davis Polk & Wardwell                  Pepper Hamilton LLP
         450 Lexington Avenue                   3000 Two Logan Square
         New York, New York 10017               Philadelphia, PA 19103
         Tel: (212) 450-4000                    Tel: (215) 981-4000
         Fax: (212) 450-3800                    Fax: (215) 981-4750

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                  Amount to be     Proposed Maximum       Proposed Maximum             Amount of
Title of Securities to be         Registered       Offering Price (3)     Aggregate Offering Price     Registration
Registered                        (1)(2)(3)                               (4)                          Fee (5)
-------------------------------------------------------------------------------------------------------------------
Class A Special Common              6,842,448          $8.4675                $   57,938,428             $  5,331
Stock, par value $0.01 per         58,463,872          $ 30.95                $1,809,456,838             $166,470
share                                 788,395          $ 23.25                $   18,330,184             $  1,686
                                      150,000          $ 23.25                $    3,487,500             $    321


-------------------------------------------------------------------------------------------------------------------
Total                              66,244,715                                 $1,889,212,950             $173,808

===================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 150,000 shares of the Class A Special Common Stock of Comcast Corporation (the "Registrant"), par value $0.01 (the "Class A Special Common Stock"), which are issuable pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), 788,395 shares of Class A Special Common Stock which are issuable pursuant to the Comcast Corporation 2002 Restricted Stock Plan (the "Restricted Stock Plan"), 58,463,872 shares of Class A Special Common Stock which are issuable pursuant to the Comcast Corporation 2002 Stock Option Plan (the "2002 Stock Option Plan"), and 6,842,448 shares of Class A Special Common Stock which are issuable pursuant to the Comcast Corporation 1987 Stock Option Plan (the "1987 Stock Option Plan" and together with the Employee Stock Purchase Plan, the Restricted Stock Plan and the 2002 Stock Option Plan, the "Plans"). This Registration Statement also registers the issuance of deferral elections relating to the shares issued under the Restricted Stock Plan. In addition, this Registration Statement registers an indeterminate number of rights (the "Rights") to purchase Series A Participating Cumulative Preferred Stock, par value $0.01 per share, pursuant to the terms of a certain Rights Agreement dated as of November 18, 2002 between the Registrant and EquiServe Trust Company, N.A., as Rights Agent.

(2) Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans for any future stock split, stock dividend or similar adjustment of the outstanding Class A Special Common Stock of the Registrant.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(4) Estimated pursuant to rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the following: (i) in the case of shares of Class A Special Common Stock which may be issued upon exercise of outstanding options granted under the 1987 Stock Option Plan, the weighted average of the option exercise price of $8.4675 with respect to 6,842,448 shares, (ii) in the case of shares of Class A Special Common Stock which may be issued upon exercise of outstanding options granted under the 2002 Stock Option Plan, the weighted average of the option exercise price of $30.95 with respect to 58,463,872 and (iii) in the case of shares of Class A Special Common Stock for all other plans, the average of the high and low sale prices of Class A Special Common Stock on December 2, 2002 of $23.25, as reported on the Nasdaq National Market with respect to 938,395 shares.

(5) The Registrant previously paid a fee to the Commission of $340,929 in connection with the filing of its Registration Statement on Form S-8 (No. 333-101295) filed on November 19, 2002.

     On December 4, 2002, a Post-Effective Amendment was filed to that registration statement to deregister 66,244,715 shares, for which a registration fee of $173,858 had been paid. Pursuant to Rule 457(p), $173,808 of the filing fee previously paid by the Registrant is to be offset against the currently due registration fee.

                                EXPLANATORY NOTE

Pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 19, 2001 by and among AT&T Corp. ("AT&T"), AT&T Broadband Corp. ("AT&T Broadband"), Comcast Holdings Corporation, formerly known as Comcast Corporation ("Comcast Holdings"), AT&T Broadband Acquisition Corp. ("AT&T Broadband Merger Sub"), Comcast Acquisition Corp. ("Comcast Merger Sub") and AT&T Comcast Corporation ("AT&T Comcast"), AT&T and Comcast Holdings jointly formed a new company, AT&T Comcast, with two subsidiaries, AT&T Broadband Merger Sub and Comcast Merger Sub. On November 18, 2002, AT&T Broadband Merger Sub was merged with and into AT&T Broadband and Comcast Merger Sub was merged with and into Comcast Holdings. As a result, AT&T Broadband and Comcast Holdings each became a wholly-owned subsidiary of AT&T Comcast, which was later renamed Comcast Corporation (the "Registrant"). Pursuant to the Merger Agreement, the Registrant assumed the obligations of Comcast Holdings and AT&T Broadband under the Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102,
Attention: Arthur R. Block, Esq.; telephone number (215) 665-1700.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed with the Commission by the Registrant, Comcast Holdings, and AT&T are incorporated by reference in this Form S-8 Registration Statement and made a part hereof:

              a. The Registrant's Current Reports on Form 8-K filed with the Commission on October 30, 2002;

              b. The Registrant's Current Report on Form 8-K filed with the Commission on November 18, 2002;

              c. The Registrant's report on Form 8-A filed with the Commission on November 18, 2002;

              d. Comcast Holdings' Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Commission;

              e. Comcast Holdings' annual financial statements for the year ended December 31, 2001 and Independent Auditors' Report included as Exhibit
99.1 to the Registration Statement on Form S-8 (File No. 333-99343) filed on September 9, 2002;

              f. Comcast Holdings' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, as filed with the Commission;

              g. Comcast Holdings' Current Reports on Form 8-K filed with the Commission on May 3, 2002, July 10, 2002, August 1, 2002, September 26, 2002, October 4, 2002 and November 18, 2002;

              h. AT&T's Annual Report on Form 10-K filed on April 1, 2002 for the year ended December 31, 2001, as filed with the Commission;

              i. Amendment No. 1 to AT&T's Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Commission on May 3, 2002, excluding Exhibits 23c, 23d, 99a and 99b;

              j. Amendment No. 2 to AT&T's Annual Report on Form 10-K/A for the year ended December 31, 2001, as filed with the Commission on May 13, 2002, excluding Exhibits 23c and 99a;

              k. AT&T's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, as filed with the Commission;

              l. AT&T's Current Reports on Form 8-K filed with the Commission on January 4, 2002, February 5, 2002, February 21, 2002, April 16, 2002, April 25, 2002, May 13, 2002, May 29, 2002, June 5, 2002, June 11, 2002, July 3, 2002,
July 11, 2002, July 22, 2002, July 29, 2002, July 30, 2002, August 12, 2002,
August 13, 2002, August 13, 2002, August 14, 2002, August 23, 2002, October 10,
2002, October 22, 2002, October 30, 2002, November 4, 2002, November 7, 2002,
November 12, 2002, November 19, 2002, November 19, 2002 and December 3, 2002.

              m. The description of the Registrant's common stock included in the Registrant's registration statement on pages XV-10 through XV-17 of Form S-4, as amended (Reg. No. 333-82460) filed with the Commission on February 11, 2002, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant's common stock.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                 Comcast Corporation 2002 Restricted Stock Plan

         The Comcast Corporation 2002 Restricted Stock Plan (the "Restricted Stock Plan") allows participants to elect to defer the receipt of restricted stock to which restrictions have lapsed pursuant to the terms of an award and the Restricted Stock Plan (the "Deferral Elections"). The following description of the Deferral Elections which may be made pursuant to the Restricted Stock Plan is qualified by reference to the Restricted Stock Plan, which is included as an exhibit to this Registration Statement. The shares of common stock issuable under the Restricted Stock Plan are not described herein as they are registered pursuant to Section 12 of the 1934 Act. Capitalized terms used in this Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings assigned to such terms in the Restricted Stock Plan. The Deferral Elections will be unsecured obligations of the Registrant to pay the shares deferred in accordance with the terms of the Restricted

Stock Plan. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors of the Registrant (the "Plan
Administrator").

         Under the Restricted Stock Plan, the Registrant will provide certain eligible management employees with the opportunity to defer receipt of common stock, to which forfeiture restrictions may lapse, for a period of two to ten years from the vesting date. A Deferral Election must generally be filed by the last day of the second calendar year that precedes the vesting date. If the restrictions on an award of restricted stock do not lapse before the distribution date identified in a Deferral Election because of a failure to satisfy any condition precedent, a Deferral Election will be null and void. If applicable restrictions on common stock may lapse within the same plan year as the plan year in which the award is granted, an election to defer receipt of those shares will be effective if it is filed with the Plan Administrator on or before the earlier of (A) the 30th day following the date of grant or (B) the last day of the month that precedes the month on which the applicable restrictions may lapse. The plan year is from January 3 to the next January 2. Participants in the Restricted Stock Plan may elect to re-defer receipt of any previously deferred shares for an additional period of two to ten years if the election to defer receipt is made on or before June 30th of the calendar year preceding the year in which the shares would otherwise be paid.

         Shares subject to a Deferral Election will be distributed by the Registrant in accordance with the Restricted Stock Plan. In general, if a participant's employment terminates before the end of a deferral period, the participant will receive his or her shares on the date stated in the Deferral Election form. However, if a participant dies before the end of a deferral period, his or her estate or beneficiary may elect to: (1) defer the payment date for two years from the scheduled payment date, provided that the payment date may not be extended for more than five years from the date of death or (2) accelerate the payment date to the January 2 of the calendar year beginning after his or her death. If a participant becomes disabled before the scheduled payment date, he or she may elect to accelerate the payment to January 2 of the calendar year beginning after he or she becomes disabled. If a participant retires before the end of a deferral period, he or she may elect to defer the payment date for two years from the scheduled payment date, provided that the payment date may not be extended for more than five years from the date of retirement. The Plan Administrator has the authority to determine whether the termination of a participant's employment is a "retirement."

         The right to receive shares of common stock deferred under the Restricted Stock Plan will at all times represent the general obligation of the Registrant. Each participant will be a general creditor of the Registrant with respect to his or her Deferral Elections. Nothing contained in the Restricted Stock Plan will be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Furthermore, nothing contained in the Restricted Stock Plan or an award of restricted stock will be construed to eliminate any priority or preferred position of a grantee in a bankruptcy matter with respect to a claim for wages. The right to receive shares subject to a Deferral Election will not be subject in any manner to attachment or other legal process, assignment or encumbrance.

         The Board of Directors of the Registrant has the authority to terminate the Restricted Stock Plan at any time. Furthermore, the Restricted Stock Plan may be amended by the Board of Directors or the Plan Administrator at any time. No award of restricted stock granted under the Restricted Stock Plan will be affected by any such termination or amendment without a participant's written consent.

Comcast Corporation 2002 Employee Stock Purchase Plan, Comcast Corporation 2002 Stock Option Plan and Comcast Corporation 1987 Stock Option Plan

               The securities to be offered under these plans will be shares of the common stock of the Registrant which have been registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

               Not applicable.

Item 6.  Indemnification of Directors and Officers

               Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

               Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. Under
Section 1743, indemnification against expenses actually and reasonably incurred, is mandatory to the extent that the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action or proceeding relating to third-party or derivative and corporate actions or in defense of any claim, issue or matter therein.

               Section 1742 provides for indemnification in derivative and corporate actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

               Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct set forth in those sections and such determination shall be made: (1) by the board of directors by majority vote of a quorum of directors not parties to the action or proceeding; (2) if a quorum is not obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

               Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Advancement of expenses must be authorized by the board of directors.

               Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by the court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by this Subchapter of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. Section 1746 also provides that a corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or inure in any manner its indemnification obligations.

               Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by him in any such capacity, whether or not the corporation would have the power to indemnify him against that liability under this Subchapter of the BCL.

               Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Sections 1741 through 1750 of the BCL to constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom and to representatives serving as fiduciaries of employee benefit plans.

               Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Sections 1741 through 1750 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of such person.

               Section 7.02 of the Registrant's By-laws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened pending or completed action, suit or proceeding (a "Proceeding") involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7.02 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

               Section 7.02 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the Registrant in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. In addition, Section 7.02 provides that, to the extent that an indemnified person has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Registrant shall indemnify such person against expenses actually and reasonably incurred by such person in connection therewith. Section 7.02 also provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the By-laws or otherwise. Furthermore, Section 7.02 states that the Registrant may create a fund of any nature or otherwise may secure in any manner its indemnification obligations, whether arising under the By-laws or otherwise. Indemnification pursuant to
Section 7.02 shall continue as to an indemnified person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The rights to indemnification and to the advancement of expenses provided in or pursuant to Article 7 of the By-laws are not exclusive of any other rights that any person may have or acquire under any provision of the By-Laws or otherwise.

               Section 7.03 of the Registrant's By-laws states that the provisions of the By-laws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director and officer only with that person's consent or as provided in Section 7.03. Furthermore, any repeal or amendment of the indemnification provisions of the By-laws adverse to any director or officer will apply only on a prospective basis. In addition, no repeal or amendment of the By-laws may affect the indemnification provisions of the By-laws so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast at least 80% of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

Item 7.  Exemption from Registration Claimed

               None.

Item 8.  Exhibits

               The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number         Exhibit

4.1 Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Restricted Stock Plan).

5.1            Opinion of Pepper Hamilton LLP.

5.2            Opinion of Pepper Hamilton LLP.

23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (now known as Comcast Holdings Corporation).

23.2           Consent of PricewaterhouseCoopers LLP with respect to AT&T
               Corporation.

23.3           Consent of KPMG LLP with respect to Liberty Media Corporation.

23.4 Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 5.2 hereto).

24.1           Power of Attorney (included on pages 8-9).

99.1 Comcast Corporation and Subsidiaries Schedule II - Valuation and Qualifying Accounts.

Item 9.  Undertakings

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on December 4, 2002.

                                   COMCAST CORPORATION


                                   By: /s/ Arthur R. Block
                                       -------------------
                                       Name:   Arthur R. Block
                                       Title:  Senior Vice President

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David L. Cohen, Lawrence S. Smith, Arthur R. Block and Lawrence J. Salva, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                                Title                                    Date
/s/ Ralph J. Roberts          Chairman of the Executive and Finance             December 4, 2002
-------------------
Ralph J. Roberts              Committee of the Board of Directors;
                              Director

/s/ C. Michael Armstrong      Chairman of the Board of Directors; Director      December 4, 2002
------------------------
C. Michael Armstrong

/s/ Julian A. Brodsky         Vice Chairman of the Board of Directors;          December 4, 2002
---------------------
Julian A. Brodsky             Director

/s/ Brian L. Roberts          President; Director (Principal Executive          December 4, 2002
--------------------
Brian L. Roberts              Officer)

/s/ Lawrence S. Smith         Executive Vice President (Co-Principal            December 4, 2002
---------------------
Lawrence S. Smith             Financial Officer)

/s/ John R. Alchin            Executive Vice President; Treasurer (Co-          December 4, 2002
------------------
John R. Alchin                Principal Financial Officer)

/s/ Lawrence J. Salva         Senior Vice President (Principal Accounting       December 4, 2002
---------------------
Lawrence J. Salva             Officer)

/s/ Decker Anstrom            Director                                          December 4, 2002
------------------
Decker Anstrom

/s/ Kenneth J. Bacon          Director                                          December 4, 2002
--------------------
Kenneth J. Bacon

/s/ Sheldon M. Bonovitz       Director                                          December 4, 2002
-----------------------
Sheldon M. Bonovitz

/s/ J. Michael Cook           Director                                          December 4, 2002
-------------------
J. Michael Cook

/s/ George M. C. Fisher       Director                                          December 4, 2002
-----------------------
George M. C. Fisher

/s/ Dr. Judith Rodin          Director                                          December 4, 2002
--------------------
Dr. Judith Rodin

/s/ Louis A. Simpson          Director                                          December 4, 2002
--------------------
Louis A. Simpson

                              Director
_____________________
Michael I. Sovern

                                INDEX TO EXHIBITS

Exhibit
Number        Document

4.1 Comcast Corporation 2002 Restricted Stock Plan, as amended and restated, effective November 18, 2002 (formerly known as the AT&T Comcast Corporation 2002 Restricted Stock Plan).

5.1           Opinion of Pepper Hamilton LLP.

5.2           Opinion of Pepper Hamilton LLP.

23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (now known as Comcast Holdings Corporation).

23.2          Consent of PricewaterhouseCoopers LLP with respect to AT&T
              Corporation.

23.3          Consent of KPMG LLP with respect to Liberty Media Corporation.

23.4 Consent of Pepper Hamilton LLP (included in Exhibits 5.1 and 5.2 hereto).

24.1          Power of Attorney (included on pages 8-9).

99.1 Comcast Corporation and Subsidiaries Schedule II - Valuation and Qualifying Accounts.